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EXHIBIT 23.2



                          INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Northgate Innovations, Inc.




We hereby consent to the incorporation by reference in the previously filed Registration Statement of Northgate Innovations, Inc. on Form S-8 (No. 333-36822) of our report, dated March 31, 2003, appearing in the Annual Report on Form 10-K of Northgate Innovations, Inc. for the year ended December 31, 2002.




/s/  Corbin & Company LLP

Irvine, California
March 31, 2003